EXHIBIT 5.1

OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP
[Letterhead of Orrick, Herrington & Sutcliffe LLP]

November 12, 2003

Laserscope
3070 Orchard Drive
San Jose, CA 95134-2011

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     Laserscope, a California corporation (“Laserscope”), has requested our opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by it on or about November 14, 2003 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 300,000 additional shares of Laserscope Common Stock reserved for issuance under the 1994 Stock Option Plan and 100,000 additional shares of Laserscope Common Stock reserved for issuance under the 1999 Employee Stock Purchase Plan (collectively, the “Plans”).

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 400,000 shares of Common Stock to be issued by the Company pursuant to the Plans when issued and sold as described in the Plans and Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP ORRICK, HERRINGTON & SUTCLIFFE LLP